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Exhibit 5.1

OPINION OF RUBEN & ARONSON, LLP

November 16, 2009

MTR Gaming Group, Inc.
State Route 2 South
P.O. Box 356
Chester, West Virginia 26034

Ladies and Gentlemen:

        We have acted as counsel to MTR Gaming Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") for the registration under the Securities Act of 1933, as amended (the "Act"), of the proposed issuance and sale, from time to time, by the Company of 18,000,000 shares of common stock, $0.00001 par value (the "Common Stock"). The Common Stock may be sold from time to time by the Company as set forth in the Registration Statement, the prospectus contained therein (the "Prospectus") and the supplements to the Prospectus (the "Prospectus Supplements").

        In connection with this opinion letter, we have reviewed and are familiar with the Company's Restated Certificate of Incorporation as amended and Amended Bylaws and such other records and agreements of the Company, certificates of public officials, certificates of officers or other representatives of the Company, and other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

        In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. As to various facts material to this opinion letter, we have relied upon statements and representations of the Company and its officers and other representatives and of public officials, set forth in certificates delivered to us, without independently verifying the accuracy of the information contained therein.

        In connection with our opinions expressed below, we have assumed that, at or prior to the time of the delivery of the Common Stock, the Registration Statement will have been declared effective under the Act, that the registration will apply to the Common Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of the Common Stock.

        This opinion letter is limited to the laws, including the rules and regulations, as in effect on the date hereof. We are basing our opinions on our understanding that, prior to issuing any of the Common Stock, the Company will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents pursuant to which such Common Stock is to be issued (including the Registration Statement, the Prospectus and the applicable Prospectus Supplement, as then in effect) and will file such supplement or amendment to this opinion letter (if any) as we may reasonably consider necessary or appropriate with respect to such Common Stock. However, we undertake no responsibility to monitor the Company's future compliance with applicable laws, rules or regulations of the Commission or other governmental body. We also assume the Company will timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time.

        Based upon the foregoing and subject to the assumptions stated herein, it is our opinion that when (i) the issuance of the shares of Common Stock has been duly authorized by appropriate corporate action of the Company and (ii) such shares of Common Stock have been issued and the certificates representing shares of Common Stock have been duly executed by the Company, countersigned, registered, sold and delivered in the manner and for the consideration approved by the Board of Directors (the "Board") (which consideration is not less than the par value of the Common Stock) and as stated in the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto (as amended as of the date of such issuance, sale and delivery) and the applicable definitive purchase, underwriting or similar agreement, then the shares of Common Stock will be validly issued, fully paid and non-assessable.

        The opinions herein are also subject to the following exceptions, limitations and qualifications:

        A.    The opinions expressed herein are limited to the corporate laws of the State of Delaware, and we assume no responsibility as to the applicability or the effect of any other laws or regulations.

        B.    This opinion letter is as of the date hereof, and we undertake no obligation, and expressly disclaim any obligation, to advise the Company or any other person or entity of any change in any matter set forth herein.

        C.    This opinion letter is limited to the matters expressly stated, and no opinion other than upon the matters so expressly stated is implied or may be inferred.

        This opinion letter is delivered to the Company solely for use in connection with the Registration Statement and may not be used or relied upon for any other purpose.

        We hereby consent to the use of this opinion letter as an exhibit to the Registration Statement and to the reference made to us in the Registration Statement and Prospectus and, provided that the conditions set forth in this opinion letter are satisfied, any amendments or supplements thereto. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission promulgated thereunder.

Respectfully submitted,
/s/ RUBEN & ARONSON, LLP RUBEN & ARONSON, LLP

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  Exhibit 5.1
OPINION OF RUBEN & ARONSON, LLP